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                                  EXHIBIT 23



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements on Form S-8 (File Nos. 33-26816, 33-26817, 333-9929, 333-69361 and 333-69015)
of Twin Disc, Incorporated of our report dated July 30, 2004 relating to the financial statements and financial statement schedules, which appears in this form 10-K.

/s/  PricewaterhouseCoopers LLP
PricewaterhouseCoopers  LLP


Milwaukee, Wisconsin
July 30, 2004